Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2013 (except  Note 17, as to which the date is May 28, 2013) in the Registration Statement (Form F-4) and the related Prospectus of Ultrapetrol (Bahamas) Limited for the registration of $25,000,000 8 7/8% First Preferred Ship Mortgage Notes due 2021.

/s/ Pistrelli, Henry Martin y Asociados S.R.L., a member of Ernst & Young Global
Buenos Aires, Argentina
November 27, 2013